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                                                                   Exhibit 10.39

                        AGREEMENT FOR WHOLESALE FINANCING
                        (Unsecured -- Negative Covenant)

This Agreement for Wholesale Financing ("Agreement") is made as of February 25, 2000 between Deutsche Financial Services Corporation ("DFS") and Comteq Federal, Inc., ______________a |_| SOLE PROPRIETORSHIP, |_| PARTNERSHIP, |xx| CORPORATION, |_| LIMITED LIABILITY COMPANY (check applicable term) ("Dealer"), having a principal Place of business located at 7503 Standish Place, Rockville, MD 20855.

WHEREAS, Dealer and DFS heretofore entered into that certain Agreement for Wholesale Financing dated July 17, 1997, as amended (the "Prior Agreement"), and

WHEREAS, Dealer has requested an unsecured credit facility from DFS; and

WHEREAS, Dealer and DFS desire to amend and restate the Prior Agreement to, among other things, allow DFS to extend unsecured credit to Dealer.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually amend and restate the Prior Agreement so that in its entirety it reads as follows:

1. Extension of Credit. Subject to the terms of this Agreement, DFS may extend credit to Dealer from time to time to purchase inventory from DFS approved vendors ("Vendors") and for other purposes. Upon DFS's advance of funds to Dealer following Dealer's execution of this Agreement, DFS will be deemed to have entered into this Agreement with Dealer, whether or not executed by DFS. DFS' decision to advance funds will not be binding until the funds are actually advanced. DFS may combine all of DFS' advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of DFS' branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer. DFS may, at any time and without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to DFS, or with respect to which DFS reasonably feels insecure. This is an agreement regarding the extension of credit, and not the provision of goods or services.

2. Financing Terms and Statements of Transaction. Dealer and DFS agree that certain financial terms of any advance made by DFS under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, DFS' floorplanning volume with Dealer and with Dealer's Vendors, and other economic factors which may vary over time. Dealer and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the genera1 terms of Dealer's financing arrangement with DFS. Upon agreeing to finance a particular item of inventory for Dealer, DFS will send Dealer a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Dealer notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Dealer: (a) the amount shown on such Statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Dealer will have agreed that DFS is financing the items of inventory referenced in such Statement of Transaction at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Dealer objects to the terms of any Statement of Transaction, Dealer agrees to pay DFS for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), but Dealer acknowledges that DFS may then elect to terminate Dealer's financing program pursuant to Section 16, and cease making additional advances to Dealer. However, such termination will not accelerate the maturities of advances previously made, unless Dealer shall otherwise be in default of this Agreement.


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3.     No Security Interest. Dealer has not granted, and will not in the future grant, a security interest to any third party in any of Dealer's assets including, but not limited to, Dealer's inventory financed by DFS (other than as may arise by operation of law, or which are being terminated in connection herewith, or liens on equipment which is the subject of capital leases or purchase money indebtedness ("Permitted Encumbrances")). Dealer has not executed, and will not execute, any financing statements or authorize the execution of any financing statements on Dealer's behalf.

4. Affirmative Warranties and Representations. Dealer warrants and represents to DFS that: (a) Dealer's assets are not now and will not become subject to the security interest, lien, encumbrance or claim of any person, other than the Permitted Encumbrances; (b) Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish in which the failure to so qualify or be licensed could reasonably be expected to have a material adverse effect on Dealer's financial or business condition or could reasonably be expected to adversely affect a material portion of Dealer's assets (collectively, a "Material Adverse Effect"); (c) Dealer has the right and is duly authorized to enter into this Agreement; (d) Dealer's execution of this Agreement does not constitute a breach of any agreement to which Dealer is now or hereafter becomes bound which could cause a Material Adverse Effect; (e) there are and will be no actions or proceedings pending or threatened against Dealer which could have a Material Adverse Effect; (f) Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature except those being contested by Dealer in good faith; (g) Dealer will promptly supply DFS with such information concerning it or any guarantor as DFS hereafter may reasonably request; (h) Dealer will give DFS thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership or principal place of business; (i) Dealer will observe and perform all matters required by any lease, license, concession or franchise necessary to the maintenance and operation of its business; (j) Dealer will advise DFS of the commencement of material legal proceedings against Dealer or any guarantor and (k) Dealer will comply with all applicable laws and will conduct its business in a manner which preserves and protects Dealer's assets.

5. Negative Covenants. Dealer will not at any time (without DFS' prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; or (b) merge or consolidate with another entity.

6. Insurance. Dealer will keep the inventory insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to DFS. Dealer will provide DFS with written evidence of such property insurance coverage upon request.

7. Financial Statements. Dealer will deliver to DFS: (a) within ninety (90) days after the end of each of Dealer's fiscal years, a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering the consolidated operations of PC Connection, Inc. and its subsidiaries (including Dealer) for such fiscal year, in a form reasonably satisfactory to DFS; (b) within forty-five (45) days after the end of each of Dealer's fiscal quarters, a reasonably detailed balance sheet as of the last day of such quarter and an income statement covering the consolidated operations of PC Connection, Inc. and its subsidiaries (including Dealer) for such quarter, in a form reasonably satisfactory to DFS; and (c) within ten
       (10) days after request therefor by DFS, any other report reasonably requested by DFS relating to the inventory or the financial condition of Dealer. Dealer warrants and represents to DFS that all financial statements and information relating to Dealer or any guarantor which have been or may hereafter be delivered by Dealer or any guarantor are true and correct in all material respects and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Dealer or any guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges DFS' reliance thereon, other


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       than the corporate restructuring which occurred on or about December 31,
       1999 pursuant to which Dealer became a wholly-owned subsidiary of PC Connection, Inc.

8. Reviews. Dealer grants DFS an irrevocable license to enter Dealer's business locations during normal business hours upon 24 hours notice to Dealer, unless Dealer is in default hereunder in which case no prior notice to Dealer shall be required, to (a) verify Dealer's compliance with this Agreement; (b) account for and inspect all inventory; and (c) examine and copy Dealer's books and records related to the inventory.

9. Payment Terms. Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of inventory financed by DFS (as shown on the Statement of Transaction identifying such inventory) on the earliest occurrence of any of the following events: (a) for inventory financed under Pay-As-Sold ("PAS") terms (as shown on the Statement of Transaction identifying such inventory), when such inventory is sold, transferred, rented, leased, otherwise disposed of or matured; (b) in strict accordance with any curtailment schedule for such inventory (as shown on the Statement of Transaction identifying such inventory); (c) for inventory financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such inventory), in strict accordance with the installment payment schedule; and (d) when otherwise required under the terms of any financing program agreed to in writing by the parties. If Dealer from time to time is required to make immediate payment to DFS of any past due obligation, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. Dealer will send all payments to DFS' branch office(s) responsible for Dealer's account. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for inventory financed by DFS, but, in any event, all principal payments will first be applied to such inventory which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any inventory will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will: (1) pay DFS even if any inventory is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Dealer has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the inventory relating to the condition of, or any representations regarding, any of the inventory. Dealer waives all rights of offset and counterclaims Dealer may have against DFS.

10. Calculation of Charges. Dealer will pay finance charges to DFS on the outstanding principal debt which Dealer owes DFS for each item of inventory financed by DFS at the rate(s) shown on the Statement of Transaction identifying such inventory, unless Dealer objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and
       (c) accrue from the invoice date of the inventory identified on such Statement of Transaction until DFS receives full payment of the principal debt Dealer owes DFS for each item of such inventory in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown on the Statement of Transaction divided by 360, or the monthly rate shown on the Statement of Transaction divided by 30. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of inventory identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Dealer will also pay DFS $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays DFS' estimated administrative costs; it does not waive the default caused by the NSF check). The annual percentage rate of the finance charges relating to any item of inventory financed by DFS will be calculated from the invoice date of such inventory, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. Dealer acknowledges that DFS intends to strictly conform to the applicable usury laws


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       governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Dealer. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and DFS shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

11. Billing Statement. DFS will send Dealer a monthly billing statement identifying all charges due on Dealer's account with DFS. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, unless DFS receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If DFS does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with DFS during the immediately preceding month, Dealer will (to the extent allowed by law) pay DFS a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the default caused by the late payment). DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

12. Default. Dealer will be in default under this Agreement if: (a) Dealer breaches any terms, warranties or representations contained herein, in any Statement of Transaction to which Dealer has not objected as provided in Section 2, or in any other agreement between DFS and Dealer; (b) any guarantor of Dealer's debts to DFS breaches any terms, warranties or representations contained in any guaranty or other agreement between the guarantor and DFS; (c) any representation, statement, report or certificate made or delivered by Dealer or any guarantor to DFS is not accurate when made; (d) Dealer fails to pay any portion of Dealer's debts to DFS when due and payable hereunder or under any other agreement between DFS and Dealer; (e) Dealer or any guarantor is or becomes in default in the payment of any debt owed to any third party in an amount over $1,000,000; (f) a money judgment issues against Dealer or any guarantor over $l,0000,000 in excess of insurance; (g) an attachment, sale or seizure issues or is executed against any assets of Dealer or of any guarantor; (h) Dealer or any guarantor shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (i) Dealer or any guarantor ceases or suspends business; (j) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (k) Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (l) any receiver is appointed for any assets of Dealer, any guarantor or any member while Dealer's business is operated as a limited liability company, as applicable; (m) any guaranty of Dealer's debts to DFS is terminated; (n) Dealer loses any franchise, permission, license or right necessary for the operation of its business; (q) Dealer or any guarantor misrepresents Dealer's or such guarantor's financial condition or organizational structure in any material respect; (o) DFS determines in good faith that it is insecure with respect to the payment of any part of Dealer's obligation to DFS; or (p) there shall occur a material adverse change in the financial or other condition or business prospects of Dealer or any guarantor.

13.    Rights of DFS Upon Default. In the event of a default:

       (a) DFS may at any time at DFS' election, without notice or demand to Dealer, do any one or more of the following: declare all or any part of the debt Dealer owes DFS immediately due and payable, together with all costs and


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              expenses of DFS' collection activity, including, without
              limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law; and/or cease extending any additional credit to Dealer (DFS' right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

       (b) DFS may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law. All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.

14. Power of Attorney. Dealer grants DFS an irrevocable power of attorney to supply any omitted information and correct errors in any documents between DFS and Dealer; and to initiate and settle any insurance claim pertaining to the inventory.

15. Information. DFS may provide to any third party upon request any credit information on Dealer that DFS may from time to time possess or any financial or other information on Dealer that DFS may from time to time possess as required by law. DFS may obtain from any Vendor any credit, financial or other information regarding Dealer that such Vendor may from time to time possess.

16. Termination. Either party may terminate this Agreement at any time by written notice received by the other party. If DFS terminates this Agreement, Dealer agrees that if Dealer: (a) is not in default hereunder, 30 days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient); or (b) is in default hereunder, no prior notice of termination is required. Dealer will not be relieved from any obligation to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Dealer has paid all of Dealer's debts to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

17. Binding Effect. Dealer cannot assign its interest in this Agreement without DFS' prior written consent, although DFS may assign or participate DFS' interest, in whole or in part, without Dealer's consent. This Agreement will protect and bind DFS' and Dealer's respective heirs, representatives, successors and assigns.

18. Notices. except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Dealer at Dealer's principal place of business specified above; and (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

19. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

20. Other Waivers. Dealer irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Dealer and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages.

21. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.


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22.    Supplement. If Dealer and DFS have heretofore executed other agreements in connection with all or any part of the inventory and/or Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Dealer and DFS, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

23. Receipt of Agreement. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction (unless rejected by Dealer in accordance with Section 2 hereof), billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Dealer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

24. Miscellaneous. Time is of the essence regarding Dealer's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between DFS and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Dealer fails to pay any taxes, fees or other obligations which may impair DFS' interest in the inventory, or fails to keep the inventory insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the inventory, and the amounts paid will be: (a) an additional debt owed by Dealer to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Dealer agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Agreement are for convenience only and. do not define or limit the contents of any Section.

25.    BINDING ARBITRATION.

       25.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any inventory disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to:
              (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Dealer: (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of an DFS company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer; and/or (d) any other relationship, transaction or dealing between DFS and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration.


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       25.2   Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Dealer.

       25.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than sixty
              (60) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. However, in the event of the designation of any expert witness(es), the following will occur:
              (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es),
              (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

       25.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

       25.5 Confidentiality of Awards. All arbitration proceedings, including testimony of evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

       25.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent DFS' or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any inventory and/or Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Dealer's right to compel arbitration of any Dispute.

       25.7 Attorneys' Fees. If either Dealer or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 25.6), the party bringing such action will be liable for and immediately pay all of the other party's reasonable costs and expenses including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Dealer or DFS brings or appeals an action to vacate or modify an arbitration award and such party DFS not prevail, such party will pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the other party in defending such action.

       25.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise


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

              thereto occurred. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceedings, with respect to such Dispute.

       25.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

26. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

27. Governing Law. Dealer acknowledges and agrees that this and all other agreements between dealer and DFS have been substantially negotiated, and will be substantially performed, in the Commonwealth of Massachusetts. Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

       IN WITNESS WHEREOF, Dealer and DFS have executed this Agreement as of the date first set forth hereinabove.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


DEUTSCHE FINANCIAL SERVICES CORPORATION      Comteq Federal, Inc.
                                             -----------------------------------
                                             Dealer's Name
By: /s/ Mark B. Schafer
   --------------------------------          By: /s/ Gary Sorkin
Print Name: Mark B. Schafer                     --------------------------------
          -------------------------          Print Name: Gary Sorkin
Title: Vice President - Operations                      ------------------------
      -----------------------------          Title: President
                                                   -----------------------------

                                             By:
                                                --------------------------------
                                             Print Name:
                                                        ------------------------
                                             Title:
                                                   -----------------------------

                                             ATTEST:
                                             /s/ Dawn M. Cranford
                                             -----------------------------------
                                             (Assistant) Secretary
                                             Print Name: DAWN M. CRANFORD
                                                        ------------------------


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